                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76965 of Primus Telecommunications Group, Incorporated on Form S-4 of our report dated February 10, 1999, except for paragraph one of Note 16 as to which the date is March 31, 1999, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP

Washington, DC
May 6, 1999